EXHIBIT 10.25
HUNTINGTON INGALLS INDUSTRIES, INC. 2011 LONG-TERM INCENTIVE STOCK PLAN
1. Purpose
     The purpose of the Huntington Ingalls Industries, Inc. 2011 Long-Term Incentive Stock Plan (the “Plan”) is to promote the long-term success of Huntington Ingalls Industries, Inc. (the “Company”) and to increase stockholder value by providing its directors, officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such directors, officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective.
2. Term
     The Plan shall become effective upon the approval by the stockholders of the Company (the “Effective Time”). Unless previously terminated by the Company’s Board of Directors (the “Board”), the Plan shall terminate at the close of business on the day before the tenth anniversary of the Board’s approval of the Plan. After termination of the Plan, no future awards may be granted but previously granted awards (and the Committee’s (as such term is defined in Section 3) authority with respect thereto) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.
3. Plan Administration
     (a) The Plan shall be administered by the Compensation Committee (or its successor) of the Board; provided that the Plan shall be administered by the Board as to any award granted or to be granted, as the case may be, to a member of the Board who (at the time of grant of the award) is not employed by the Company or one of its subsidiaries. Subject to the following provisions of this Section 3(a), the Compensation Committee (or its successor) may delegate different levels of authority to make grants under the Plan to different committees, provided that each such committee consists of one or more members of the Board. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan shall be administered by a committee consisting of two or more outside directors (as this requirement is applied under Section 162(m) of the Code). Transactions in or involving awards intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), must be duly and timely authorized by the Board or a committee of non-employee directors (as this term is used in or under Rule 16b-3). (The appropriate acting body, be it the Board, Compensation Committee or another duly authorized committee of directors, is referred to as “Committee”.)
     (b) The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company (or its subsidiaries or affiliates, as applicable) operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event other than as contemplated by Section 6, however, shall the Committee or its designee have the right to cancel or amend outstanding stock options for the purpose of repricing, replacing or regranting such options with a purchase price that is less than the purchase price of the original option.
     (c) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee relating to or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.
4. Eligibility
     The Committee may grant one or more awards under the Plan to any individual or individuals who, at the time of grant of the particular award, are employed by the Company or are a member of the Board. For this purpose, individuals eligible to receive awards include any former employees of the Company and former members of the Board eligible to receive an assumed or replacement award as contemplated in Sections 5 and 6. For purposes of this Section 4, “Company” includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.
5. Shares of Common Stock Subject to the Plan and Grant Limits
     (a) Subject to Section 6 of the Plan, the aggregate number of shares of common stock of the Company (“Common Stock”) which may be issued or transferred pursuant to awards under the Plan shall not exceed [_______] shares. For purposes of the Plan, (x) any shares of Common Stock which are forfeited back to the Company under the Plan, and (y) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to an award under the Plan, shall be available for issuance under the Plan in subsequent periods.
     (b) The maximum number of shares of Common Stock that may be delivered pursuant to stock options qualified as incentive stock options under Section 422 of the Code (“ISOs”) is [_________] shares.
     (c) In instances where a stock appreciation right (“SAR”) or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall not be counted against the shares available for issuance under the Plan. The payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the shares available for issuance under the Plan. For purposes of clarity, any shares that are issued and any awards that are granted by the Company under the Plan in connection with the Company’s spin-off from Northrop Grumman Corporation (the “Spin-Off”) in substitution for awards originally granted by Northrop Grumman Corporation shall be counted against the Plan’s share limits specified in Section 5(a), but not for purposes of the other applicable share limits under the Plan.
     (d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.
     (e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants and SAR grants hereunder exceed [_________] shares. In no event shall “Performance-Based Awards” under Section 8(c)(ii) (other than stock options or SARs, and without giving effect to any related dividend equivalents) that are granted to any eligible participant during any three consecutive years relate to or provide for payment of more than [________] shares of Common Stock.
     (f) Adjustments to the Plan’s aggregate share limit pursuant to Section 5(a), as well as the provisions of Section 5(c), are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder. The limits set forth in Sections 5(b) and 5(e) shall apply with respect to all Plan awards regardless of whether the underlying shares are attributable to the fixed number of shares made available for Plan award purposes or otherwise.
6. Adjustments and Reorganizations
     (a) Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
          Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.
          It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
     (b) Notwithstanding anything to the contrary in Section 6(a), the provisions of this Section 6(b) shall apply to an outstanding Plan award if a Change in Control (as defined in Section 6(e)) occurs. If the Company undergoes a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, or if for any other reason the award would not continue after the Change in Control, then upon the Change in Control: (i) if the award is a stock option, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; (ii) if the award is a SAR, it shall vest fully and completely, any and all restrictions on such SAR shall lapse, and it shall be fully exercisable; and (iii) if such award is an award or grant under Section 8(c) of the Plan, it shall immediately vest fully and completely, and all restrictions shall lapse, provided, however, that if the award is performance-based, the earnout or payout of the award, as applicable, shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change in Control. No acceleration of vesting, exercisability and/or payment of an outstanding Plan award shall occur in connection with a Change in Control if either (i) the Company is the surviving entity, or (ii) the successor to the Company (if any) (or a parent thereof) agrees in writing prior to the Change in Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 6(c) below. If a stock option or other award is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, or if for any other reason the award would not continue after the Change in Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock and subject, in the case of a performance-based award, to the Change in Control payment provisions set forth above). An option or other award so settled by the

Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an option or other award, then upon the Change in Control such option or award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the survival, substitution or exchange of such option or right; provided that the option or award holder shall be given reasonable notice of such intended termination and an opportunity to exercise the option or award (to the extent an award other than an option must be exercised in order for the participant to realize the intended benefits) prior to or upon the Change in Control.
     (c) Notwithstanding the provisions of Section 6(b), awards issued under the Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that (i) acceleration of vesting will occur automatically upon a Change in Control, or (ii) acceleration will occur in connection with a Change in Control if the participant is terminated by the Company without cause or the participant terminates employment for good reason.) The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control.
     (d) The Committee may make adjustments pursuant to Section 6(a) and/or deem an acceleration of vesting of awards pursuant to Section 6(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee may reinstate the original terms of an award if the related event does not actually occur.
     (e) A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied after the date of the Spin-Off:
     (i) Any Person (other than those Persons in control of the Company as of the Effective Time, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company or a successor) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i): (A) “Person” or “group” shall not include underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Company with a view towards distribution, (B) creditors of the Company who become stockholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not, by virtue of such bankruptcy, be deemed a “group” or a single Person for the purposes of this clause (i) (provided that any one of such creditors may trigger a Change in Control pursuant to this clause (i) if such creditor’s ownership of Company securities equals or exceeds the foregoing threshold), and (C) an acquisition shall not constitute a Change in Control if made by an entity pursuant to a transaction that is covered by and does not otherwise constitute a Change in Control under clause (iii) below;
     (ii) On any day after the Effective Time (the “Measurement Date”) Continuing Directors cease for any reason to constitute either: (1) if the Company does not have a Parent, a majority of the Board; or (2) if the Company has a Parent, a majority of the Board of Directors of the Controlling Parent. A director is a “Continuing Director” if he or she either:
(1)	was a member of the Board on the applicable Initial Date (an “Initial Director”); or

(2)	was elected to the Board (or the Board of Directors of the Controlling Parent, as applicable), or was nominated for election by the Company’s or the Controlling Parent’s stockholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.
A member of the Board (or Board of Directors of the Controlling Parent, as applicable) who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (2) above if his or her election, or nomination for election by the Company’s or the Controlling Parent’s stockholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. “Initial Date” means the later of (1) the Effective Time or (2) the date that is two (2) years before the Measurement Date.
     (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, is a Parent of the Company or the successor of the Company) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent of the Company or any successor of the Company or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or a Parent of the Company or the successor entity) Beneficially Owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty-five percent (25%) existed prior to the Business Combination, and (3) a Change in Control is not triggered pursuant to clause (ii) above with respect to the Company (including any successor entity) or any Parent of the Company (or the successor entity).
     (iv) A complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control of the Company under clause (iii) above.
     Notwithstanding the foregoing, in no event shall the Spin-Off or a transaction or other event that occurred prior to the Effective Time constitute a Change in Control. Notwithstanding anything in clause (iii) above to the contrary, a change in ownership of the Company resulting from creditors of the Company becoming stockholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not trigger a Change in Control pursuant to clause (iii) above.
     “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act. “Controlling Parent” means the Company’s Parent so long as a majority of the voting stock or voting power of that Parent is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. In the event that the Company has more than one “Parent,” then “Controlling Parent” means the Parent of the Company the majority of the voting stock or voting power of which is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. “Parent” means an entity that Beneficially Owns a majority of the voting stock or voting power of the Company, or all or substantially all of the Company’s assets, directly or indirectly through one or more subsidiaries. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
7. Fair Market Value
     “Fair Market Value” for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported by the New York Stock Exchange (the “Exchange”) for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported by the Exchange for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.
8. Awards
     The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:
     (a) Stock Options—A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00 (otherwise, the intended ISO, to the extent of such excess, shall be rendered a nonqualified stock option). ISOs may only be granted to key employees of the Company or a subsidiary. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new option when the exercise price of the option and/or tax withholding obligations related to the exercise of the option have been paid by tendering shares of Common Stock to the Company or by the Company’s reduction of the number of shares otherwise deliverable to the optionee. Any new option grant contemplated by the preceding sentence (the re-load grant) would cover the number of shares tendered by the optionee or withheld by the Company with the option purchase price set at the then current Fair Market Value and would never extend beyond the remaining term of the originally exercised option.
     (b) SARs—A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. The maximum term of an SAR shall be ten (10) years.
     (c) Other Awards—Other awards, granted or denominated in Common Stock or units of Common Stock, may be granted under the Plan. Awards not granted or denominated in Common Stock or units of Common Stock (cash awards) also may be granted consistent with clause (ii) below.
     (i) All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company (or a subsidiary or affiliate), achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Unless the Committee otherwise provides, awards under this Section 8(c) to employees of the Company or a subsidiary that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to the business criteria identified below, shall be deemed to be intended as Performance-Based Awards under Section 8(c)(ii).
     (ii) Without limiting the generality of the foregoing, and in addition to stock options and SAR grants, other performance-based awards within the meaning of Section 162(m) of the Code (“Performance-Based Awards”), whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the absolute or relative performance of the Company on a consolidated, segment, subsidiary, division, or plant basis with reference to revenue, net earnings (either before or after interest, taxes, depreciation, amortization and/or Net Pension Income (as defined below)), cash flow, free cash flow, return on equity or on assets or on investment (in each case which may, but need not, be on a net basis), cost containment or reduction, the total value of contracts awarded, stock price appreciation, total stockholder return, EVA (as defined below), or Pension Adjusted Operating Margin (as defined below) relative to preestablished performance goals, may be granted under the Plan. The applicable business criteria and the specific performance goals for Performance-Based Awards must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance period may range from one to ten years. Performance targets shall, to the extent determined by the Committee to be equitable and appropriate, be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events not foreseen at the time the targets were set. In no event shall share-based Performance-Based Awards granted to any eligible person under this Plan exceed the limit set forth in Section 5(e). In no event shall grants to any eligible person under this Plan of Performance-Based Awards payable only in cash in any calendar year and not related to shares provide for payment of more than [$_________]. Except as otherwise permitted under Section 162(m) of the Code, before any Performance-Based Award is paid, the Committee must certify that the performance goal and any other material terms of the Performance-Based Award were in fact satisfied. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of the Plan and Section 162(m) of the Code, on the payment of individual Performance-Based Awards. The Committee may reserve by express provision in any award agreement the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may impose. Performance-Based Awards may be granted only to key employees of the Company or a subsidiary. “EVA” means operating profit after tax (which means net earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (which is based on average total capital and the weighted average cost of capital). “Net Pension Income” means any positive difference between income from employee pension plan investments less the cost of employee pension benefits for the relevant period of time. “Pension Adjusted Operating Margin” means operating margin adjusted for the difference in pension cost between FAS (Financial Accounting Standards) and allowable and reimbursable pension costs under CAS (Cost Accounting Standards).
9. Dividends and Dividend Equivalents
     The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.
10. Deferrals and Settlements
     Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.
11. Transferability and Exercisability
     Unless otherwise expressly provided in (or pursuant to) this Section 11, by applicable law or by the award agreement, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company; (b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercises by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of ISOs, to the extent such transfers are permitted by the Code); (d) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (e) the authorization by the Committee of “cashless exercise” procedures. The Committee by express provision in the award or an amendment thereto may permit an award (other than an ISO) to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company (or a subsidiary or affiliate) to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
12. Award Agreements
     Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.
13. Plan Amendment
     The Plan may only be amended by a majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company’s stockholders which would increase the number of shares available for issuance under the Plan (except for increases or adjustments expressly contemplated by Sections 5 and 6).
14. Tax Withholding
     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding (at the flat percentage rates applicable to supplemental wages) of any Federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.
15. Other Company Benefit and Compensation Programs
     Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of the Company (or a subsidiary or affiliate), or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.
16. Unfunded Plan
     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights

(unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.
17. Future Rights
     No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ or service of the Company (or any subsidiary or affiliate).
18. Governing Law; Severability; Legal Compliance
     The validity, construction and effect of the Plan, any award agreements or other documents setting forth the terms of an award, and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law. If any provision of the Plan, any award agreement, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan or such other document shall continue in effect.
     The Plan, the granting and vesting of awards under the Plan and the issuance and delivery of Common Stock and/or the payment of money under the Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.
     The Plan and the awards granted under the Plan are intended to comply with (or be exempt from, as the case may be) Section 409A of the Code so as to avoid any tax, penalty or interest under Section 409A of the Code. The Plan shall be construed, operated and administered consistent with this intent.
19. Successors and Assigns
     The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.
20. Rights as a Stockholder
     Except as otherwise provided in the award agreement, a participant shall have no rights as a stockholder until he or she becomes the holder of record of shares of Common Stock.

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